Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$165,876,530
Unrealized Gain (Loss) on Market Value of Futures	(209,684,170)
Dividend Income	161,801
Interest Income	2,545,155
ETF Transaction Fees	21,000
Total Income (Loss)	$(41,079,684)

Expenses
General Partner Management Fees	$745,015
Professional Fees	158,414
Brokerage Commissions	203,791
Non-interested Directors' Fees and Expenses	15,941
NYMEX License Fee	24,834
SEC & FINRA Registration Expense	2,009
Total Expenses	$1,150,004
Net Income (Loss)	$(42,229,688)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$1,910,269,209
Additions (14,600,000 Shares)	207,679,335
Withdrawals (14,300,000 Shares)	(200,827,272)
Net Income (Loss)	(42,229,688)

Net Asset Value End of Month	$1,874,891,584
Net Asset Value Per Share (138,300,000 Shares)	$13.56

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612